Exhibit 5.1

August 15, 2025

ATN International, Inc.

500 Cummings Center

Beverly, Massachusetts 01915

We have acted as counsel to ATN International, Inc., a Delaware corporation (the ‘‘Company’’), in connection with a Registration Statement on Form S-3 (the ‘‘Registration Statement’’) filed by the Company with the Securities and Exchange Commission (the ‘‘Commission’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the ‘‘Prospectus’’) and as shall be set forth in one or more supplements to the Prospectus (each, a ‘‘Prospectus Supplement’’) of securities (the ‘‘Registered Securities’’), which may include any or all of the following: (i) shares of common stock, par value $.01 per share, of the Company (‘‘Common Stock’’); (ii) shares of preferred stock, par value $.01 per share, of the Company (‘‘Preferred Stock’’); (iii) depositary shares (the ‘‘Depositary Shares’’) evidenced by depositary receipts (the ‘‘Depositary Receipts’’) representing fractional shares of Preferred Stock;

(iv)          one or more series of senior or subordinated debt securities of the Company (the ‘‘Debt Securities’’); (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares and/or Debt Securities (the ‘‘Warrants’’); (vi) rights to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the ‘‘Rights’’); and (vii) units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants and/or Rights, in any combination (the ‘‘Units’’).

The Registered Securities are being registered for offer and sale from time to time pursuant to Rule 415 of the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the ‘‘Trustee’’) and qualified to act as such under the Trust Indenture Act of 1939, as amended (the ‘‘TIA’’) and the Company, in the forms filed as Exhibit 4.10 or Exhibit 4.11 to the Registration Statement (each, an ‘‘Indenture’’) issuable pursuant to the Prospectus (as supplemented from time to time by one or more Prospectus Supplements).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

Our opinion is subject to the following assumptions, exceptions and qualifications:

(i)          We have assumed that the issuance, sale, amount, and terms of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Restated Certificate of Incorporation of the Company, as amended from time to time (the ‘‘Charter’’), the Amended and Restated Bylaws of the Company, as amended from time to time (the ‘‘Bylaws’’), and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities.

(ii)          We have assumed that any shares of Common Stock, including shares issuable pursuant to Registered Securities convertible into or exercisable for shares of Common Stock issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Charter, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

(iii)          We have assumed that any shares of Preferred Stock, including shares issuable pursuant to Registered Securities convertible into or exercisable for shares of Preferred Stock issued pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Charter, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time and that an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized and established by proper action of the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware as required under Delaware law, and in accordance with the Charter, the Bylaws, and applicable Delaware law, and that such certificate of designation will have been filed with the Secretary of State of the State of Delaware.

(iv)          We have assumed that any Depositary Shares issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable deposit agreements (each, a ‘‘Deposit Agreement’’) by and between the Company and a depositary selected by the Company (each, a ‘‘Depositary’’).

(v)          We have assumed that any Debt Securities issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time, will be issued under and in conformity with a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. With respect to any applicable Indenture, we are expressing no opinion herein as to (i) the application of or compliance with any foreign, federal or state law or regulation or (ii) the power, authority or competence of any party, other than the Company.

(vi)          We have assumed that any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each, a ‘‘Warrant Agreement’’) by and between the Company and a warrant agent selected by the Company (each, a ‘‘Warrant Agent’’).

(vii)          We have assumed that any Rights issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable rights agreements (each, a ‘‘Rights Agreement’’) by and between the Company and a rights agent selected by the Company (each, a ‘‘Rights Agent’’).

(viii)          We have assumed that any Units issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable unit agreements (each, a ‘‘Unit Agreement’’) by and between the Company and a unit agent selected by the Company (each, a ‘‘Unit Agent’’).

(ix)          The enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws.

(x)          Our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

(xi)          We express no opinion as to the enforceability of any particular provision of any of the Registered Securities relating to:

(a)          waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(b)          waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

(c)           waiver of any applicable defenses, setoffs, recoupments, or counterclaims;

(d)           the granting of any power of attorney or of any proxy to any person;

(e)          exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;

(f)          waivers or variations of legal provisions or rights which are not capable of waiver or variation under application law; and

(g)          the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a ‘‘penalty’’ or a ‘‘forfeiture.’’

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the Delaware General Corporation Law as applied by courts located in Delaware and, with respect to the applicable Indenture, the internal substantive laws of the State of New York (other than tax, usury, antitrust, insolvency, fraudulent conveyance or fraudulent transfer laws, blue sky and securities laws, as to which we express no opinion) as applied by courts located in New York without regard to choice of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.

Based upon the foregoing, we are of the opinion that:

1.          The shares of Common Stock registered under the Registration Statement for offer and sale by the Company, and, if applicable, issuable upon the conversion or exercise of any other Registered Securities, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

2.          The shares of Preferred Stock registered under the Registration Statement, and, if applicable, issuable upon the conversion or exercise of any other Registered Securities, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3.          The Depositary Shares evidenced by Depositary Receipts registered under the Registration Statement, when duly authorized and issued against the full payment specified thereof, and pursuant to a Deposit Agreement or agreements duly authorized, executed and delivered by the Company and the Depositary, will be valid and binding obligations of the Company.

4.          The Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor pursuant to an Indenture that has been qualified under the TIA and any underwriting agreement or purchase agreement duly authorized, executed and delivered by the Company and the initial purchasers of the Debt Securities, will be valid and binding obligations of the Company.

5.          The Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the Warrant Agent, will be valid and binding obligations of the Company.

6.          The Rights registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Rights Agreement or agreements duly authorized, executed and delivered by the Company and the Rights Agent, will be valid and binding obligations of the Company.

7.          The Units registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Unit Agreement or agreements duly authorized, executed and delivered by the Company and the Unit Agent, will be valid and binding obligations of the Company.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading ‘‘Legal Matters’’ in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an ‘‘expert’’ within the meaning of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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